KRUPP GOVERNMENT INCOME TRUST

                                      and

                        KRUPP GOVERNMENT INCOME TRUST II

                                 March 31, 1997

Dear Valued Shareholder:

     You are cordially invited to attend the joint Annual Meeting of Shareholders of Krupp Government Income Trust and of Krupp Government Income Trust II which meeting will be held on Tuesday, May 13, 1997 at 1:30 p.m., at the offices of each Trust located at 470 Atlantic Avenue, 13th Floor, Boston, Massachusetts 02210.


     The proxy statement that accompanies this letter describes the matters which will be presented at the meeting: the election of trustees of each of GIT and GIT II.


     Whether or not you plan to attend the meeting in person it is important that your shares be voted at the meeting. THEREFORE, SHAREHOLDERS ARE URGED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. Your vote is important, no matter how many shares you may own.


   Thank you for taking the time to review the enclosed materials.

                                     Very truly yours,

                                     /s/ Laurence Gerber

                                     Laurence Gerber
                                     President and Trustee of
                                     Krupp Government Income Trust and
                                     Krupp Government Income Trust II


                470 Atlantic Avenue, Boston, Massachusetts 02210

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


                         KRUPP GOVERNMENT INCOME TRUST
                                       AND
                        KRUPP GOVERNMENT INCOME TRUST II
                              470 Atlantic Avenue
                          Boston, Massachusetts 02210

                     =====================================
                    Notice of Annual Meeting of Shareholders
                           To be Held on May 13, 1997

                     =====================================

TO THE SHAREHOLDERS OF KRUPP GOVERNMENT INCOME TRUST and KRUPP GOVERNMENT INCOME TRUST II:


NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Krupp Government Income Trust ("GIT") and Krupp Government Income Trust II ("GIT II") (each a "Trust" and together the "Trusts") will be held together on Tuesday, May 13, 1997 at 1:30 p.m., at the offices of each of the Trusts located at 470 Atlantic Avenue, 13th Floor, Boston, Massachusetts 02210, for the purpose of considering and acting upon the following matters, which are more fully described in the attached proxy statement:

   As to GIT:

      1. Election of Trustees for GIT.

   As to GIT II:

      1. Election of Trustees for GIT II.

   As to both Trusts:

      2. Such other business as may properly be brought before the meeting. The Board of Trustees of each of the respective Trusts at present knows of no other formal business to be brought before the meeting.

Following the official business, there will be a review of the results of operations for 1996 and management will review each Trust's investments and discuss the future outlook of GIT and GIT II. The Trustees and the Advisor of each of the Trusts will be available for questions and discussion after the meeting.


The Board of Trustees of each of GIT and GIT II has fixed March 17, 1997 as the record date for the determination of the shareholders who will be entitled to vote for the applicable Trust and receive notice of such meeting or any adjournment or adjournments thereof. A list of such shareholders will be open to the examination of such shareholders for any purpose germane to the Annual Meeting at the Annual Meeting and during ordinary business hours for a period of ten days prior to the Annual Meeting at the office of each of GIT and GIT II at 470 Atlantic Avenue, Boston, Massachusetts 02210.


                               /s/ Scott D. Spelfogel

                               Scott D. Spelfogel
                               Clerk of Krupp Government Income Trust
                               and Krupp Government Income Trust II

March 31, 1997

                     =====================================

PLEASE FILL IN, DATE AND SIGN THE ACCOMPANYING PROXY, WHICH IS SOLICITED BY THE BOARD OF TRUSTEES OF THE APPLICABLE TRUST, AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING. YOUR PROMPT ATTENTION WILL AVOID THE NECESSITY OF THE TRUST RETAINING A PROXY SOLICITATION FIRM TO OBTAIN A QUORUM AT THE ANNUAL MEETING. THE ANTICIPATED COST OF ENGAGING SUCH A FIRM COULD EXCEED $50,000.

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



                     PROXY STATEMENT DATED MARCH 31, 1997

     This Proxy Statement is submitted to the Shareholders of Krupp Government Income Trust ("GIT") and Krupp Government Income Trust II ("GIT II") (each a "Trust" and together the "Trusts") for solicitation of the accompanying proxy for use at the Annual Meeting of the Shareholders of each of GIT and GIT II to be held together for the purposes set forth in this Proxy Statement, at 1:30 p.m. on Tuesday, May 13, 1997 at the offices of each of the Trusts located at 470 Atlantic Avenue, 13th Floor, Boston, Massachusetts 02210, or any adjournment or adjournments thereof. Each of the Trusts has its principal executive offices at 470 Atlantic Avenue, Boston, Massachusetts 02210. This Proxy Statement, together with an Annual Report to Shareholders, will be mailed to Shareholders on or about March 31, 1997.

                             REVOCABILITY OF PROXY

     The proxy is revocable by the Shareholders at any time before it is voted by filing a later dated proxy, by filing a written notice of revocation with Scott D. Spelfogel, Clerk of the applicable Trust, or by voting at the Meeting. Unless so revoked, properly executed proxies will be voted, and where choices are indicated on the proxy, they will be voted as specified, and if no choices are indicated, the proxies will be voted in favor of the proposal on the proxy.

                        PERSONS MAKING THE SOLICITATION

     The solicitations are made by the Board of Trustees of the respective
Trusts.

                                 SOLICITATION

     Solicitation of proxies is to be made by the use of the mails. In addition, representatives of the applicable Trust may, under instructions from the Board of Trustees and acting only for such Trust, solicit such proxies for the Board of Trustees of the applicable Trust by means of telephone or personal calls. Neither Trust currently intends to hire a proxy solicitation firm, but may do so in its discretion if necessary to obtain a quorum for the Annual Meeting. The anticipated cost of engaging such a firm could exceed $50,000. The applicable Trust will pay all expenses in connection with the solicitation of these proxies.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only Shareholders of the respective Trust of record at the close of business on March 17, 1997 will be entitled to vote at the Annual Meeting. On that date there were 15,053,135 shares of beneficial interest outstanding for GIT and 18,371,476 shares of beneficial interest outstanding for GIT II. Each share is entitled to one vote. The Shareholders do not have cumulative voting rights. As to each of the Trusts, the holders of a majority of the outstanding shares for such Trust represented in person or by proxy, constitutes a quorum at the Meeting, but if less than a quorum is present for either of the Trusts, the Trust with a quorum may proceed and a majority in interest of those present in connection with the other Trust may adjourn the Meeting as to such Trust. Both Trusts' Declarations of Trust require that elections be by a plurality. Proxy cards marked to indicate an abstention and broker non-votes (proxy cards returned unmarked as to a proposal by brokers) will be counted in determining the presence of a quorum but will have no effect on the election. There are no rights of appraisal or similar rights of dissenters with respect to the election of Trustees.


     There are no known beneficial owners of more than 5% of the shares of beneficial interest in either of the Trusts.


     The following is a summary of the security ownership of management as of March 17, 1997 for GIT:

        (1)                        (2)                          (3)                (4)
                                                        Amount and Nature of      Percent
Class of Securities      Name of Beneficial Owner       Beneficial Interest       of Class
---------------------   ----------------------------   -----------------------   ----------
Shares                   Laurence Gerber                10,000 Shares*            ***
Shares                   Douglas Krupp                  10,000 Shares**           ***
Shares                   E. Robert Roskind              None                      ***
Shares                   Charles N. Goldberg            None                      ***
Shares                   J. Paul Finnegan               None                      ***
Shares                   All Trustees and Officers      10,000 Shares*,**         ***

*Mr. Gerber is a beneficial owner of the 10,000 shares held by Berkshire Mortgage Advisors Limited Partnership, the Advisor to GIT, by virtue of being an officer of Berkshire Funding Corporation, the general partner of Berkshire Mortgage Advisors Limited Partnership. Mr. Gerber has shared voting and investment powers and such shares are also beneficially owned by Mr. Krupp.

**Mr. Krupp is a beneficial owner of the 10,000 shares held by Berkshire Mortgage Advisors Limited Partnership, the Advisor to GIT, by virtue of being a director of Berkshire Funding Corporation, the general partner of Berkshire Mortgage Advisors Limited Partnership. Mr. Krupp has shared voting and investment powers and such shares are also beneficially owned by Mr. Gerber.


***The amount owned does not exceed one percent of the shares of beneficial interest of GIT outstanding as of March 17, 1997.


The following is a summary of the security ownership of management as of March 17, 1997 for GIT II:

        (1)                        (2)                          (3)                (4)
                                                        Amount and Nature of      Percent
Class of Securities      Name of Beneficial Owner       Beneficial Interest       of Class
---------------------   ----------------------------   -----------------------   ---------
Shares                   Laurence Gerber                10,000 Shares*            ***
Shares                   Douglas Krupp                  10,000 Shares**           ***
Shares                   E. Robert Roskind              None                      ***
Shares                   Charles N. Goldberg            None                      ***
Shares                   J. Paul Finnegan               None                      ***
Shares                   All Trustees and Officers      10,000 Shares*,**         ***

*Mr. Gerber is a beneficial owner of the 10,000 shares held by Berkshire Mortgage Advisors Limited Partnership, the Advisor to GIT II by virtue of being an officer of Berkshire Funding Corporation, the general partner of Berkshire Mortgage Advisors Limited Partnership. Mr. Gerber has shared voting and investment powers and such shares are also beneficially owned by Mr. Krupp.


**Mr. Krupp is a beneficial owner of the 10,000 shares held by Berkshire Mortgage Advisors Limited Partnership, the Advisor to GIT II by virtue of being a director of Berkshire Funding Corporation, the general partner of Berkshire Mortgage Advisors Limited Partnership. Mr. Krupp has shared voting and investment powers and such shares are also beneficially owned by Mr. Gerber.


***The amount owned does not exceed one percent of the shares of beneficial interest of GIT II outstanding as of March 17, 1997.

     No trustee, officer or affiliate of either of the Trusts is a party adverse to the applicable Trust or has a material interest adverse to GIT or GIT II in any material proceedings.


     A list of Shareholders as of the record date of each of the Trusts will be open to the examination of such Shareholders for any purpose germane to the Annual Meeting at the Annual Meeting and during ordinary business hours for a period of ten days prior to the Annual Meeting at 470 Atlantic Avenue, Boston, Massachusetts 02210.

                             ELECTION OF TRUSTEES

     Pursuant to each of the Trusts' Declarations of Trust, as amended, the Trustees are elected annually. The Trusts both currently have five Trustees, all of whom have been nominated for reelection in the case of both GIT and GIT II by the Board of Trustees. The election will be decided by a plurality vote.


     The following table sets forth the names and ages of each Trustee of each Trust and of the management nominees for election as a Trustee, their principal offices with the respective Trust, their term of office as a Trustee for the respective Trust and any periods during which they have served as such:

                             Principal Offices       No. of Years        Principal Offices       No. of Years as
     Name and Age                with GIT            as GIT Trustee         with GIT II          GIT II Trustee
-------------------------   ---------------------   -----------------   ---------------------   -----------------
Douglas Krupp, 50            Chairman of the         1                   Chairman of the               1
                             Board, Trustee                              Board, Trustee
Laurence Gerber, 40          President, Trustee      7                   President, Trustee            5
Charles N. Goldberg, 55      Trustee*                7                   Trustee*                      5
E. Robert Roskind, 52        Trustee*                7                   Trustee*                      5
J. Paul Finnegan, 72         Trustee*                7                   Trustee*                      5

*Independent Trustees

     Douglas Krupp (age 50) is Co-Chairman and Co-Founder of The Berkshire Group. Established in 1969 as the Krupp Companies, this real estate-based firm expanded over the years within its areas of expertise including investment program sponsorship, property and asset management, mortgage banking, health care facility ownership and the management of the Trusts. Today, The Berkshire Group is an integrated real estate, mortgage and health care company which is headquartered in Boston with regional offices throughout the country. A staff of 3,400 are responsible for the more than $3 billion under management for institutional and individual clients. Mr. Krupp is a graduate of Bryant College. In 1989 he received an honorary Doctor of Science in Business Administration from this institution and was elected trustee in 1990. Mr. Krupp also serves as Chairman of the Board and Director of Berkshire Realty Company, Inc. (NYSE-BRI) and as Director of Harborside Healthcare Corporation (NYSE-HBR).


     Laurence Gerber (age 40) is the President and Chief Executive Officer of The Berkshire Group. Prior to becoming President and Chief Executive Officer in 1991, Mr. Gerber held various positions with The Berkshire Group which included overall responsibility at various times for: strategic planning and product development, real estate acquisitions, corporate finance, mortgage banking, syndication and marketing. Before joining The Berkshire Group in 1984, he was a management consultant with Bain & Company, a national consulting firm headquartered in Boston. Prior to that, he was a senior tax accountant with Arthur Andersen & Co., an international accounting and consulting firm. Mr. Gerber has a B.S. degree in Economics with high honors from the University of Pennsylvania, Wharton School and an M.B.A. degree with high distinction from Harvard Business School. He is a Certified Public Accountant. Mr. Gerber also serves as Director of Berkshire Realty Company, Inc. (NYSE-BRI) and as Director of Harborside Healthcare Corporation (NYSE-HBR).


     Charles N. Goldberg (age 55) is a partner in the law firm of Hirsch & Westheimer, P.C. Prior to joining Hirsch & Westheimer, P.C., Mr. Goldberg was the Managing Partner of Goldberg Brown, Attorneys at Law from 1980 to March of 1996. He is a member of the State Bar of Texas and is admitted to practice before the U.S. Court of Appeals, Fifth Circuit and U.S. District Court, Southern District of Texas. He received a B.B.A. degree and J.D. degree from the University of Texas. Mr. Goldberg currently serves as a Director of Berkshire Realty Company, Inc. (NYSE-BRI).


     E. Robert Roskind (age 52) is the Chairman and Co-Chief Executive Officer of Lexington Corporate Properties, a self-administered REIT which owns 23 properties, each net leased to a single corporate tenant, and whose shares are listed on the NYSE. Mr. Roskind is also the Managing Partner of The LCP Group, a real estate investment firm based in New York, which has acquired on behalf of the partnerships sponsored by the firm over 400 properties throughout the United States. Most of such properties have been net leased to major U.S. corporations. The LCP Group is the successor to Lepercq Capital Partners and Lepercq Capital Corporation. Mr. Roskind in 1974 co-founded Lepercq Capital Corporation and served as its Chairman. Mr. Roskind is also Chairman of Net Lease Partners Realty Advisors, a registered pension fund advisor, which advises pension funds with respect to the acquisition and subsequent management of properties net leased to major corporations. He is a graduate of the University of Pennsylvania and Columbia Law School and has been a member of the New York Bar since 1970. Mr. Roskind currently serves as a Director of Berkshire Realty Company, Inc. (NYSE-BRI).


     J. Paul Finnegan (age 72) is a retired partner of Coopers & Lybrand where he specialized in tax matters. He retired in September 1987 and since then has been engaged in business as a consultant, a director and an arbitrator for the American Arbitration Association and the National Association of Securities Dealers, Inc. Mr. Finnegan is a graduate of Harvard College and Boston College Law School and is a Certified Public Accountant. Mr. Finnegan currently serves as a Director of Berkshire Realty Company, Inc. (NYSE-BRI). He is also currently a director at Scituate Federal Savings Bank.

                              EXECUTIVE OFFICERS

Douglas Krupp, age 50, is Chairman of the Board and a Trustee of both GIT and GIT II. He was elected May 2, 1996 to both GIT and GIT II.

Laurence Gerber, age 40, is President and a Trustee of both GIT and GIT II. He was elected October 30, 1989 to GIT and February 8, 1991 to GIT II.

Robert Barrows, age 40, is Treasurer of both GIT and GIT II. He was elected August 3, 1995 to both GIT and GIT II.

Scott D. Spelfogel, age 36, is Clerk of both GIT and GIT II. He was elected Assistant Clerk July 26, 1990 to GIT and November 7, 1991 to GIT II and he was elected Clerk on May 2, 1996 to both GIT and GIT II.

K. Scott Griggs, age 34, is Assistant Clerk of both GIT and GIT II. He was elected May 2, 1996 to both GIT and GIT II.

     Information on Messrs. Krupp and Gerber appear above.

     Robert A. Barrows (age 40) is Senior Vice President and Chief Financial Officer of Berkshire Mortgage Finance and Corporate Controller of The Berkshire Group. Mr. Barrows has held several positions within The Berkshire Group since joining the company in 1983 and is currently responsible for accounting and financial reporting, treasury, tax, payroll and office administrative activities. Prior to joining The Berkshire Group, he was an audit supervisor for Coopers & Lybrand L.L.P. in Boston. He received a B.S. degree from Boston College and is a Certified Public Accountant.


     Scott D. Spelfogel (age 36) is Senior Vice President and General Counsel to The Berkshire Group. Prior to 1997, he served as Vice President and Assistant General Counsel. Before joining the firm in November 1988, he was a litigator in private practice in Boston. He received a Bachelor of Science degree in Business Administration from Boston University, a Juris Doctor Degree from Syracuse University's College of Law, and a Master of Laws degree in Taxation from Boston University Law School. He is admitted to practice law in Massachusetts and New York, is a member of the American, Boston, Massachusetts and New York State bar associations and is a licensed real estate broker in Massachusetts.


     K. Scott Griggs (age 34) is Assistant General Counsel to The Berkshire Group. Prior to 1997, he served as Staff Attorney. Before joining The Berkshire Group in March 1991, he served as counsel to The Fafard Companies, a construction and real estate firm in Greater Boston. He received a B.A. degree from Columbia University in 1984 and a J.D. degree from the Boston University School of Law in 1989. He is admitted to practice law in Massachusetts and is a member of the American, Massachusetts and Boston bar associations.


     In addition, the following are deemed Executive Officers of the Trusts:

     George Krupp (age 52) is the Co-Chairman and Co-Founder of The Berkshire Group. Established in 1969 as the Krupp Companies, this real estate-based firm expanded over the years within its areas of expertise including investment program sponsorship, property and asset management, mortgage banking and health care facility ownership. Today, The Berkshire Group is an integrated real estate, mortgage and health care company which is headquartered in Boston with regional offices throughout the country. A staff of 3,400 are responsible for more than $3 billion under management for institutional and individual clients. Mr. Krupp attended the University of Pennsylvania and Harvard University.


     Peter F. Donovan (age 43) is President of Berkshire Mortgage Finance and directs the underwriting and servicing of a $2.5 billion multi-family loan portfolio. Previously, he was Senior Vice President of Berkshire Mortgage Finance and was responsible for all mortgage originations. Before joining the firm in 1984, he was Second Vice President, Real Estate Finance for Continental Illinois National Bank & Trust, where he managed a $300 million construction loan portfolio of commercial properties. Mr. Donovan received a B.A. from Trinity College and an M.B.A. degree from Northwestern University.


     Each officer of each of the Trusts is elected annually by the applicable Board of Trustees for the ensuing year or until a successor is elected and qualified. George Krupp and Douglas Krupp are brothers; otherwise there are no family relationships amongst the Officers and Trustees of either Trust.


     Messrs. Gerber and Douglas Krupp, by virtue of indirect ownership interests in the Advisor, are deemed to have direct or indirect material interests in amounts paid to the Advisor by each Trust. GIT and GIT II also individually reimburse the Advisor and affiliates for certain expenses incurred by them in connection with the operation of the individual Trusts.


     Under the terms of the Advisory Service Agreements between GIT and the Advisor and GIT II and the Advisor, the Advisor and its affiliates are entitled to an Asset Management Fee equal to .75% per annum of the value of the respective Trust's actual and committed mortgage assets, payable quarterly, which began in April, 1992 for GIT and in September, 1993 for GIT II.

     Amounts accrued or paid to (received from) the Advisor or its affiliates during the year ended December 31, 1996 were as follows:

                                                           GIT           GIT II
                                                        -------------   -----------
Asset Management Fee                                     $1,604,853     $2,056,861
Expense reimbursements                                      343,214        391,260
                                                         ----------     ----------
 Charged to operations                                   $1,948,067     $2,448,121
Interest on additional loan received from Windward         (119,115)       N/A
Interest on addition loan received from The Seasons        (115,478)      (295,522)
                                                         ----------     ----------
                                                         $1,713,474     $2,152,599
                                                         ==========     ==========


     Neither Trust has an Audit Committee, Compensation Committee or Nominating Committee, nor is there any committee performing similar functions.


     The Board of Trustees of each Trust have regularly scheduled quarterly meetings and special meetings as required. During 1996, the Board of Trustees of GIT met 4 times and acted once by unanimous written consent and the Board of Trustees of GIT II met 4 times and acted once by unanimous written consent. No Trustee attended fewer than 75% of the total number of meetings of the Board of Trustees of the individual Trusts.

                COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS

     During 1996 all of the Executive Officers of GIT and GIT II were employees of the Advisor, which has been retained to manage the respective Trust's day-to-day affairs, subject to the applicable Board's control and supervision, for the fees and expense reimbursements described above. Employees of the Advisor do not receive directly any remuneration from either of the Trusts, including options, stock appreciation rights, or rights under any long-term incentive plan. Such employees are compensated for their services, including services relating to GIT and GIT II, by the Advisor. No options or stock appreciation rights were exercised in 1996 or outstanding at the end of the fiscal year.


     Independent Trustees of each Trust are compensated at the rate of $25,000 per year for their services and receive reimbursement for their travel expenses. There were no other arrangements for either of the Trusts to compensate any Trustee during 1996.

          Compensation Committee Interlocks and Insider Participation

     Neither GIT nor GIT II had a Compensation Committee in 1996 and neither currently has such a committee, as no Executive Officers of GIT or GIT II received in 1996 or currently receive any remuneration from either of the Trusts. Neither of the Boards of Trustees of either of the Trusts conducted any deliberations concerning Executive Officer compensation in 1996.


     Since no Executive Officers of GIT or GIT II receive any remuneration from the respective Trust, the Boards of Trustees of both Trusts have not adopted any executive compensation policies, such as regarding the relationship of the applicable Trust's performance to executive compensation.

                             INDEPENDENT AUDITORS

     Coopers & Lybrand has served as independent auditors to each Trust since their respective formation. The Board of Trustees of each Trust has approved the selection of Coopers & Lybrand as auditors for 1997.


     A representative of Coopers & Lybrand is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should he or she desire to do so.


     Each Trust's Declaration of Trust does not require that Shareholders approve the appointment of independent auditors.

                                 OTHER MATTERS

     The Board of Trustees of each Trust is not aware of any other formal matters to be presented at the meeting. Pursuant to the Declarations of Trust of GIT and GIT II no business other than that stated in this notice shall be transacted at the meeting without the unanimous consent of all the Shareholders entitled to vote at the meeting.

                         By order of the Board of Trustees
                         of Krupp Government Income Trust
                         and Krupp Government Income Trust II

                         /s/ Scott D. Spelfogel

                         Scott D. Spelfogel
                         Clerk of Krupp Government Income
                         Trust and Krupp Government Income Trust II

                            SHAREHOLDERS' PROPOSALS

     If any Shareholder wishes to submit a proposal to be voted on at the 1998 Annual Meeting of Shareholders, the Shareholder must submit the Proposal to the applicable Trust on or before December 1, 1997.

                                   IMPORTANT

     PLEASE FILL IN, DATE AND SIGN THE ACCOMPANYING PROXY, WHICH IS SOLICITED BY THE BOARD OF TRUSTEES OF THE TRUST, AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                       KRUPP GOVERNMENT INCOME TRUST PROXY


In completing and returning this proxy you will be voting in the election of Trustees. Please mark, sign, date, and return this proxy as soon as possible using the enclosed postage paid envelope. If the Trust has not received proxies representing a quorum (50.1% of outstanding shares) for the annual meeting by April 29, 1997, the Trust may engage a proxy solicitation firm to obtain a quorum. THE ESTIMATED COST TO THE TRUST ENGAGING SUCH A FIRM COULD EXCEED $50,000.

A proxy with respect to shares held in the name of two or more persons shall be cast if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

Trust                                                               Shares Held


                                                  PLEASE SIGN AND DATE THIS
                                                  PROXY CARD ON THE REVERSE SIDE




The undersigned hereby appoints Douglas Krupp and Laurence Gerber, and each of them, as proxies, with full power of substitution in each, to vote all the shares of beneficial interest of Krupp Government Income Trust of the Undersigned at the Annual Meeting of the Shareholders to be held Tuesday, May 13, 1997 at 1:30 P.M. at the Trust's offices on the 13th floor of 470 Atlantic Avenue, Boston, Massachusetts 02210

1.     Election of Trustees:
       To vote for all the nominees listed below check box    [ ]

                                     - or -

       To withhold authority to vote for all the nominees listed
       below check box   [ ]

                                     - or -

To vote for some, but not all of the nominees line through or strike out the names of those nominees you want to vote AGAINST in order to withhold authority,

Douglas Krupp  Laurence Gerber  E. Robert Roskind  Charles N. Goldberg
J. Paul Finnegan

2.     Other Business:
       In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting. The Board of Trustees presently knows of no other formal business to be brought before the meeting.

This proxy is solicited by the Board of Trustees and may be revoked prior to exercise. This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. In the absence of direction, this proxy will be voted for Items 1 and 2.

Date:                         Signature of Shareholder
       ------------------                               -----------------------

                              Signature of Shareholder
                                                        -----------------------

Important: Please sign exactly as name appears on front of proxy. Executors, Administrators, Guardians, Attorneys, or any other representative should give full title. Corporate stockholders sign with full corporate name by a duly authorized officer. If a partnership, sign in partnership name by authorized person.